UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2017

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10555 Richmond Avenue, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2017, Ignite Restaurant Group, Inc. (the “Company”) announced that its Board of Directors has elected Debra Eybers to serve as the Company’s Chief Operating Officer, a position she had previously held on an interim basis. Since 2009, Ms. Eybers, age 63, has served as a consultant for a number of restaurant companies including Ruth’s Hospitality Group, Inc. and The Palm Restaurant. Ms. Eybers served as the President of House of Blues from 2008-2009 and as President of Cheeseburger in Paradise from 2000-2006. Ms. Eybers holds a B.A. in English Education and Sociology from Old Dominion University.

In connection with her election as Chief Operating Officer, Ms. Eybers and the Company entered into an offer letter on May 5, 2017, setting forth the material terms of her employment with the Company. Pursuant to the terms of the letter, Ms. Eybers will receive an annual base salary of $300,000, and will have a target bonus of 50% of her base salary. In accordance with the terms of the offer letter, Ms. Eybers will also be entitled to receive severance in an amount equal to her then current base salary for a period of 12 months following her termination if she is terminated by the Company without cause.

The foregoing description of the offer letter is only a summary and is qualified in its entirety by reference to the actual offer letter, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2017

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President, Chief Financial Officer and Chief Administrative Officer